Exhibit 99.1

Natural Health Trends Reports Fourth Quarter and Full Year 2020 Financial Results

– Fourth quarter revenue of $16.6 million increased 17% compared to the third quarter of 2020

– Reduced full year 2020 operating expenses by $9.0 million

– Third consecutive quarter of positive operating income

– Generated positive cash flow from operations in the fourth quarter and full year of 2020

– Declared a quarterly cash dividend of $0.20 per share

HONG KONG – February 10, 2021 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights

•	Revenue of $16.6 million increased 17% compared to $14.1 million in the third quarter of 2020 and decreased 7% compared to $17.8 million in the fourth quarter of 2019.
•

Operating income was $1.3 million compared to $668,000 in the third quarter of 2020 and operating loss of $3.2 million in the fourth quarter of 2019. Operating loss for the fourth quarter of 2019 included an impairment charge of $1.8 million upon the early adoption of a new accounting standard pertaining to goodwill that arose from a merger transaction in March 2004.

•

Net income was $747,000, or $0.07 per diluted share, compared to $635,000, or $0.06 per diluted share, in the third quarter of 2020 and net loss of $2.8 million, or $0.27 per diluted share, in the fourth quarter of 2019.

•	The number of Active Members[1] decreased 2% to 52,230 at December 31, 2020, compared to 53,300 at September 30, 2020, and decreased 9% compared to 57,410 at December 31, 2019.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Full Year 2020 Financial Highlights

•	Revenue of $62.1 million decreased 20% compared to $77.6 million in 2019.
•	Operating income was $669,000 compared to operating loss of $7.0 million in 2019. Operating loss included a goodwill impairment charge of $1.8 million in 2019.
•	Net income was $843,000, or $0.07 per diluted share, compared to net loss of $5.6 million, or $0.52 per diluted share, in 2019.

Management Commentary

“2020 revenue of $62.1 million decreased 20% compared to $77.6 million in 2019 as elements such as government-mandated travel restrictions, shutdowns and limitations surrounding in-person events and activities hindered our leaders’ ability to conduct business,” commented Chris Sharng, President of Natural Health Trends Corp. “However, for the fourth quarter of 2020, revenue of $16.6 million increased 17% over the third quarter of 2020 with orders improving 14% as restrictions began to ease in our key markets.”

Mr. Sharng continued, “The cost savings initiatives we implemented in the second half of 2019 resulted in 2020 cost reductions of over $9.0 million year-over-year. As a result, we reported positive operating income for both the full year and the third consecutive quarter which helped fuel positive cash provided by operating activities in 2020.”

Balance Sheet and Cash Flow

•	Net cash provided by operating activities was $1.9 million in 2020 compared to net cash used in operating activities of $18.6 million in 2019.
•	Total cash and cash equivalents were $92.4 million as of December 31, 2020, down from $96.0 million as of December 31, 2019.
•

On February 8, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on March 5, 2021 to stockholders of record as of February 23, 2021.

The Company expects to issue its 2020 audited financial results in late February with its Annual Report on Form 10-K to be filed with the Securities and Exchange Commission. The financial results are preliminary and the accompanying financial statements have not been audited or have not yet been reviewed by the Company’s independent accountants. Significant updates and revisions may be required before the release of the Company’s 2020 audited financial results.

Fourth Quarter and Full Year 2020 Financial Results Conference Call

Management will host a conference call to discuss the fourth quarter and full year 2020 financial results today, Wednesday, February 10, 2021 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, February 10, 2021
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13714821
Webcast:	http://public.viavid.com/index.php?id=142946

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on February 10, 2021 through 11:59 p.m. Eastern Time on February 24, 2021 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number:  13714821.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 9, 2020 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

scott.davidson@nhtglobal.com

Investor Contact:

ADDO Investor Relations

Tel: 310-829-5400

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$92,367	$96,035
Inventories	3,779	6,404
Other current assets	3,595	5,936
Total current assets	99,741	108,375
Property and equipment, net	539	735
Operating lease right-of-use assets	3,745	3,135
Restricted cash	525	3,390
Deferred tax asset	731	2,039
Other assets	661	823
Total assets	$105,942	$118,497
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$580	$680
Income taxes payable	1,481	173
Accrued commissions	3,496	2,931
Other accrued expenses	1,922	2,387
Deferred revenue	3,091	4,506
Amounts held in eWallets	8,503	12,938
Operating lease liabilities	1,163	1,655
Other current liabilities	1,270	1,032
Total current liabilities	21,506	26,302
Income taxes payable	13,748	15,365
Deferred tax liability	216	202
Operating lease liabilities	2,775	1,564
Total liabilities	38,245	43,433
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Retained earnings	7,822	16,117
Accumulated other comprehensive loss	(336)	(1,264)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	67,697	75,064
Total liabilities and stockholders’ equity	$105,942	$118,497

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net sales	$16,595	$17,835	$62,071	$77,614
Cost of sales	4,024	5,102	16,990	20,104
Gross profit	12,571	12,733	45,081	57,510
Operating expenses:
Commissions expense	6,868	7,291	26,204	35,549
Selling, general and administrative expenses	4,437	6,924	18,208	27,220
Goodwill impairment	—	1,764	—	1,764
Total operating expenses	11,305	15,979	44,412	64,533
Income (loss) from operations	1,266	(3,246)	669	(7,023)
Other income, net	218	298	821	1,426
Income (loss) before income taxes	1,484	(2,948)	1,490	(5,597)
Income tax provision (benefit)	737	(106)	647	14
Net income (loss)	$747	$(2,842)	$843	$(5,611)
Net income (loss) per common share:
Basic	$0.07	$(0.27)	$0.08	$(0.52)
Diluted	$0.07	$(0.27)	$0.07	$(0.52)
Weighted-average number of common shares outstanding:
Basic	10,777	10,456	10,630	10,871
Diluted	11,424	10,456	11,424	10,871

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited)
Net income (loss)	$843	$(5,611)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	410	387
Noncash lease expense	1,532	1,760
Deferred income taxes	1,339	(820)
Goodwill impairment	—	1,764
Changes in assets and liabilities:
Inventories	2,700	5,820
Other current assets	2,322	(554)
Other assets	181	—
Accounts payable	(102)	(953)
Income taxes payable	(311)	(1,731)
Accrued commissions	566	(9,598)
Other accrued expenses	(471)	(2,797)
Deferred revenue	(1,433)	(2,315)
Amounts held in eWallets	(4,491)	(1,742)
Operating lease liabilities	(1,427)	(1,807)
Other current liabilities	227	(108)
Long-term incentive	—	(333)
Net cash provided by (used in) operating activities	1,885	(18,638)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(211)	(189)
Net cash used in investing activities	(211)	(189)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	—	(10,117)
Dividends paid	(9,138)	(7,344)
Net cash used in financing activities	(9,138)	(17,461)
Effect of exchange rates on cash, cash equivalents and restricted cash	931	62
Net decrease in cash, cash equivalents and restricted cash	(6,533)	(36,226)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	99,425	135,651
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$92,892	$99,425
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	$—	$8,289
Right-of-use assets obtained in exchange for operating lease liabilities	$2,747	$5,082